Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Marshall & Ilsley Corporation, and management’s report on the effectiveness of internal control over financial reporting dated February 24, 2006, appearing in the Annual Report on Form 10-K of Marshall & Ilsley Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
March 31, 2006